EMPLOYMENT AND SUPPLEMENTAL BENEFITS AGREEMENT

     EMPLOYMENT AND SUPPLEMENTAL BENEFITS AGREEMENT dated as of July 1, 2004 (the "Effective Date"), between Lowell S. Dansker, having an office at One Rockefeller Plaza, Suite 400, New York, New York 10020 ("Dansker"), and Intervest Bancshares Corporation, a Delaware corporation having an office at One Rockefeller Plaza, Suite 400, New York, New York 10020 (the "Corporation").

Background
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     Commencing  as  of  the  Effective  Date,  the Corporation wishes to employ
Dansker to perform services for the Corporation in connection with the operation of the business of the corporation, and Dansker wishes to perform such services.

     W1TNESSETH, the parties hereto, in consideration of the premises, and the mutual covenants and agreements herein contained, agree as follows:

     1.     Employment.  The  Corporation  hereby  employs  Dansker  and Dansker
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hereby  accepts  employment upon the terms and conditions hereinafter set forth.

     2.     Services.
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          a.     Duties.  Dansker  is  engaged as President and Treasurer of the
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Corporation  and,  subject  to  the  direction of the board of directors and the
Corporation's officers designated by the board of directors, Dansker shall perform and discharge well and faithfully such duties as may be assigned or delegated to him. Dansker shall have all requisite power and authority on behalf of the Corporation to perform such duties, including, without limitation, the authority to hire and fire employees and to retain the services of independent contractors.

          b.     Time Devoted; Other Businesses.  During the Term, Dansker shall
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devote  so much of his time to the affairs of the Corporation as in his judgment the conduct of his duties shall require. Nothing herein contained shall be deemed to limit or preclude Dansker from engaging, directly or indirectly, in any other business, or from directly or indirectly financing, purchasing, acquiring, operating, leasing, holding, selling or otherwise disposing of real property for his own account or for the account of any such other business, or from performing services on behalf of any other corporation, partnership or other business entity, including, but not limited to, any other business entity with which any of the officers, directors or shareholders of the Corporation may be affiliated, directly or indirectly. It is understood and agreed by the Corporation that Dansker may participate in other ventures which are engaged in the same or similar businesses as the Corporation. The Corporation shall not have any right to participate in any such other businesses, transactions or investments, or in any profits or income earned or derived by Dansker from the conduct of any such businesses, transactions or investments and no compensation or benefits derived from other activities or employment shall reduce in any way anything due Dansker under this Agreement.

     3.     Compensation;  Benefits.
            -----------------------

          a.     Salary.  The  Corporation  shall pay to Dansker during the Term
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hereof, for his services to be performed pursuant hereto, a salary, which at the inception of the Term shall be at the annual rate of $185,000 per annum, subject to withholding for federal, state and local taxes, as required by law. Such salary shall be increased annually, effective as of July 1 of each year, by an amount equal to the greatest of: (1) the product obtained by multiplying the salary for the preceding year (ending June 30) as adjusted in accordance with this formula, by the six percent (6%), (2) the product obtained by multiplying the salary for the preceding year (ending June 30) by that percentage which shall be the percentage equivalent to a fraction, the numerator of which


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fraction  shall  be that amount, if any, by which the "Consumer Price Index" (as hereinafter defined) as of the June 1 preceding the July 1 effective date of such salary increase, shall exceed the Consumer Price Index as of June 1 of the prior year, and the denominator of which fraction shall be the Consumer Price Index as of such June 1 of the prior year; and (3) .015% of the Asset Size Increase of the Corporation for the year ending June 30 preceding the July 1 effective date of such salary increase, provided that the Asset Size Increase criteria shall only be applied if the Corporation had net income in such twelve month period.

          As used herein, "Consumer Price Index" shall mean the Consumer Price Index for All Wage Earners and Clerical Workers for New York and NorthEastern New Jersey, published by the Bureau of Labor Statistics of the United States Department of Labor, (Base 1967 = 100). If the Consumer Price Index ceases to use (1967 = 100) as the basis of calculation, or if the Consumer Price Index (as herein defined) ceases to be published by the Bureau of Labor Statistics, then the Corporation and Dansker shall substitute such index as they shall jointly designate. As used herein, the Asset Size Increase shall be the difference between the total assets of the Corporation on a consolidated basis, as reflected on the balance sheet of the Corporation as of June 30 of any year, as compared with the total assets of the Corporation on a consolidated basis, as reflected on the balance sheet of the Corporation as of June 30 of the prior year.

          The above salary shall be payable in arrears, in accordance with the normal payroll cycle of the Corporation (but not less frequently than monthly),with the initial payment being due on the first payroll cycle after the Effective Date.

          In addition to the salary described above, Dansker shall be entitled to receive such bonuses or incentive compensation as may, from time to time, be approved by the Board of Directors in connection with his performance of his regular, assigned duties hereunder. Dansker shall also be entitled to receive such bonuses or incentive compensation as may, from time to time, be approved by the Board of Directors in connection with the performance of duties or responsibilities beyond those assigned to Dansker in the ordinary course, including but not limited to services in connection with the raising of capital and acquisitions.

          b.     Expense  Account.  During  the  Term,  the  Corporation  shall
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provide  Dansker  with  an  expense  account, which at the inception of the Term shall be in the amount of $500.00 per month, payable in arrears on the first day of each month, commencing August 1, 2004. Such monthly expense account payment shall increase annually, effective as of July 1 of each year, in the same proportion as the increase in Dansker's salary for such year. The Corporation and Dansker agree that such amount is a reasonable estimation of the normal, recurring expenses (other than travel expenses) likely to be incurred by Dansker in performing his duties for the Corporation. Accordingly, Dansker shall not be required to account to the Corporation for such expenses. In addition to the foregoing expense account, Dansker shall be entitled to reimbursement of all travel expenses incurred by him in the performance of duties for the Corporation or any of its subsidiaries or affiliated entities, including, without limitation, travel in connection with attendance at conventions, trade associations and similar meetings. Travel expenses shall include, without limitation, registration and attendance fees, transportation, meals and lodging.

          c.     Car;  Office.  The  Corporation  shall provide Dansker with the
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unlimited  use of a car and with an office at the Corporation's offices, in each case at no cost or expense to Dansker. Such office and the facilities of the Corporation's offices, may be utilized by Dansker at no charge or expense to him, in connection with his duties on behalf of the Corporation, and for all or any other purposes as Dansker may determine when not engaged in the performance of duties on behalf of the Corporation. Following the expiration of the Term of this Employment


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Agreement, the Corporation shall continue, at no cost or expense to Dansker, and for  a  period  of  two  years:

               i.     To  provide  Dansker  with the unlimited use of a car; and

               ii. To provide Dansker with the use of an office and the facilities of the Corporation's offices.

               Should the Corporation cease to maintain offices in midtown Manhattan, City of New York, then the Corporation shall nonetheless be obligated to pay to Dansker, an amount reasonably determined by Dansker reflecting the cost of an office and secretarial services in the City of New York. In no event shall Dansker be required to relocate outside of the City of New York, The provisions of this subparagraph (c) of paragraph 3 shall survive the expiration or termination of this Employment Agreement.

          d.     Vacation.  Dansker  shall  be  entitled  to four (4) weeks paid
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vacation  during  the  first  two  years  of  the  Term; and five (5) weeks paid vacation during each of the remaining years of the Term, such vacation to be taken by Dansker at such times as he shall elect during such year. Unused vacation, if not so taken, shall be paid to Dansker as accrued salary, in a lump sum, upon the expiration of each annual period (July 1 to June 30).

          e.     Other Benefits.  Dansker shall  be  entitled  to participate in
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employee  benefit  plans  or  programs of the Corporation, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

          f.     Death  or  Disability of Dansker.  In the event of the death or
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disability of Dansker, the Corporation shall make the following payments:

               i. In the event of the disability of Dansker, the Corporation shall pay to Dansker, or if he shall subsequently die, to Dansker's estate, the Distribution Amount (as hereafter defined), at the times herein specified and for the Distribution Term (as hereafter defined);

               ii. In the event of the disability of Dansker, Dansker shall remain entitled, during the Distribution Term, to participate in employee benefit plans and programs of the Corporation and shall, during the Distribution Term, continue to receive the full benefit of this Agreement (except that the Distribution Amount shall be paid in lieu of the salary specified by Section 3(a)); and

               iii. In the event of the death of Dansker, the Corporation shall pay to Dansker's estate, the Distribution Amount, at the times provided for and for the Distribution Term.

               The "Distribution Amount" shall be an amount equal to a percentage of the amount which from time to time would have been paid monthly on account of Dansker's salary, pursuant to the terms of this Employment Agreement, had this Employment Agreement continued in force and effect for the whole or that portion of the balance of the stated Term constituting the Distribution Term. The percentage shall be fifty percent (50%) in the case of disability, and twenty five percent (25%), in the case of death. The Distribution Amount (or the balance of any remaining Distribution Amount if monthly payments have previously commenced due to disability) shall, in the case of death, be paid to Dansker's estate in a lump sum and shall, for these purposes, be calculated on the basis of annual salary increases at the rate of six percent (6%). The Distribution Amount shall, in the case of disability, be paid monthly during the Distribution Term in an amount equal to fifty percent (50%) of the monthly payment which


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would  have been made in accordance with the terms of this Employment Agreement, had such payments so continued. The Distribution Term shall be that period that shall be equal to the greater of (i) three years, and (ii) the number of months remaining in the stated Term of this Employment Agreement. The obligation of the Corporation to pay the Distribution Amount shall survive the expiration of the Term of this Employment Agreement.

               As used herein "Disability" shall mean the inability to perform the services called for hereunder by reason of mental or physical illness for a continuous period of six (6) months, provided. that should any such disability cease, Dansker may, at his election, resume the performance of duties hereunder, in which case he shall be fully reinstated (including salary, benefits and authority) to the position he occupied prior to the date of his cessation of services as a result of disability.

          g.     No  Impairment.  Nothing herein contained shall limit or impair
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the  right,  power  and  authority of the Corporation to confer upon or award to
Dansker, on account of the services performed or to be performed by Dansker on behalf of the Corporation (whether or not pursuant to this Employment Agreement), any bonus, stock options, warrants or any other form of benefit or compensation.

          h.     Tax  Payments.  Annually,  on  or before April 15 of each year,
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the  Corporation shall pay to Dansker an amount which is equal to the sum of (A)
the federal, state and local taxes that would be due in connection with the value of any benefit or payment hereunder (other than salary or Distribution Amounts), and (B) the federal, state and local taxes payable as a result of the payment set forth in (A) above, in each case based upon the highest tax bracket then applicable to individual taxpayers under federal, state and local tax laws for the then marital status of the recipient of the amounts,

          i.     Legal Representative.  Should Dansker  have  a  legal
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representative  appointed for any reason, such representative shall be empowered to make any elections or decisions which Dansker may have otherwise been permitted to make.

          j.     Affiliates.  To  the  extent deemed necessary or appropriate by
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the  Corporation,  payments  due  pursuant  to this Agreement may be made by the
Corporation or any of its subsidiaries and benefits prescribed hereunder may be furnished pursuant to the plans of the Corporation or any of its subsidiaries.

     4.     Term.  The  term  of  this  Employment  Agreement (the "Term") shall
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commence on the effective date and shall expire June 30, 2014, unless terminated by Dansker upon thirty (30) days' prior notice (in which case the respective obligations of the parties hereunder shall terminate upon the payment of accrued entitlements and which termination shall not include Dansker's death or
                                              ---
disability)

     5.     Indemnification.
            ---------------

          a. To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless Dansker against all losses, claims, damages or liabilities (including legal fees, disbursements, and any other expenses incurred in investigating or defending against any such loss, claim, damage or liability) arising (i) by reason of any acts or omissions or any alleged acts or omissions arising out of Dansker's activities in connection with the conduct of the business of the Corporation (or any of its subsidiaries or affiliated entities), (ii) by reason of the performance by Dansker of the services to be performed by Dansker, pursuant to the terms of this Employment Agreement, (iii) by reason of any claim or allegation of failure to perform such services in accordance with the terms of this Employment Agreement, or (iv) by reason of the performance of services alleged to be beyond the scope of the authority conferred upon Dansker


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pursuant  to  the  terms  of this Employment Agreement. This indemnity shall not cover  losses,  claims,  damages  or liabilities arising under subdivisions (i),
(ii) or (iii) of the preceding sentence, in each such instance aforesaid to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of Dansker, The indemnification provided in this section 5: (i) shall survive the expiration or earlier termination of this Employment Agreement; (ii) shall be in addition to, and not a limitation of any common law or contractual rights of indemnification available to Dansker at law or in equity; and (iii) shall include all costs and expenses of enforcing this indemnity.

          b. All costs and expenses paid or incurred by Dansker in investigating, defending or settling any claim, loss, damage or liability, that may be subject to a right of indemnification hereunder, shall be paid by the Corporation upon the request of Dansker.

     6.     Change  of  Control.  In  the  event  of any sale of assets, sale of
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stock,  merger,  reorganization  or other transaction involving the Corporation, the successor to the Corporation shall, as a condition to the consummation of such transaction, expressly assume and perform this Agreement.

     7.     Miscellaneous,
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          a.     Governing  Law.  This  agreement  shall  be  governed  by,  and
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construed and enforced in accordance with the laws of the State of New

          b.     Entire  Agreement.  This  agreement  constitutes  the  entire
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agreement  between  the  parties  with respect to the subject matter hereof, and supersedes any prior agreement or understanding between them with respect to such subject matter.

          c.     Arbitration.  Any  controversy  or  claim  arising  out  of, or
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relating  to  this  agreement,  or  the  breach  thereof,  shall  be  settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

          d.     Successors  and  Assigns.  No  party  may  assign,  pledge  or
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encumber its rights or obligations under this Agreement. This Agreement shall be binding upon and may be enforced by the parties hereto and their legal representatives.

          e.     Counterparts.  This  Agreement  may  be executed in one or more
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counterparts,  all  of  which  shall  constitute  one  and  the same instrument.

          f.     Headings.  The  section  headings  in  this  Agreement  are for
                 --------
convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          g.     Compliance.  In  performing  services  hereunder, Dansker shall
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comply  with  all  applicable  laws  and  regulations  that  may  apply  to  the
Corporation and its subsidiaries, including any code of ethics that may, from time to time, be approved by the Corporation

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                              INTERVEST BANCSHARES CORPORTION


                              By:   /s/ Jerome Dansker
                                    ------------------
                                    Jerome Dansker, Chairman

                                    /s/ Lowell S. Dansker
                                    ---------------------
                                    Lowell S. Dansker


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